Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS (THE “BLUE SKY LAWS”), AND ARE SUBJECT TO A SUBSCRIPTION AGREEMENT AND LETTER OF INVESTMENT INTENT. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE 1933 ACT AND UNDER APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT AND UNDER APPLICABLE BLUE SKY LAWS.

ONPOINT MEDICAL DIAGNSOTICS, INC.

[__] (Issuance Date)	_____________________
Shares of Common Stock

WARRANT TO PURCHASE COMMON STOCK

This certifies that ____________________ (the “Holder”), is entitled to subscribe for and purchase during the period commencing on the date hereof and ending at 5:00 P.M., Minneapolis local time, on ___________, 20__, _______________ (___________) shares (the “Shares”) of fully paid and nonassessable common stock (“Common Stock”) of OnPoint Medical Diagnostics, Inc., a Minnesota C corporation (the “Company”), at a purchase price per share equal to the Warrant Price (as defined below). The number of shares of Common Stock constituting the Shares and the Warrant Price shall be subject to adjustment as provided in Section 3 below.

1.	EXERCISE

(a) Form. The purchase rights under this Warrant may be exercised by the Holder, in whole or in part, by completion of the Warrant Exercise form attached hereto as Exhibit A and the surrender of this Warrant at the principal office of the Company located at 221 First Avenue SW, Suite 300, Rochester, MN 55902, and by the payment to the Company, by certified, cashier’s or other check acceptable to the Company, of an amount equal to the Warrant Price, multiplied by the number of Shares being purchased (the “Aggregate Warrant Price”).

(b) Stock Certificates. In the event of any exercise of the rights to acquire Common Stock granted under this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the Holder within five (5) business days and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

(c) Warrant Price.

The purchase price for the shares of Common Stock to be issued upon exercise of this Warrant shall be $[__] per share, subject to adjustment as provided in Section 3 herein (the “Warrant Price”).

2.	STOCK FULLY PAID: RESERVATION OF SHARES

The Company agrees that all securities that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof (excluding taxes based on the income of the Holder). The Company further agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for issuance a sufficient number of shares of its Common Stock or other securities as would be required upon the full exercise of the rights represented by this Warrant.

3.	ADJUSTMENT

The kind of securities purchasable upon the exercise of this Warrant, the number of shares under this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

(a) Reclassification. In case of any reclassification of the Common Stock, the Company shall execute a new Warrant that will provide that the Holder shall have the right to exercise such new Warrant and purchase upon such exercise, in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind of securities receivable upon such reclassification by a holder of Common Stock immediately prior to such reclassification. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 3, and the provisions of this Section 3 shall similarly apply to any successive reclassifications. This adjustment shall be effective on the date of issuance of the security causing the adjustment.

(b) Stock Splits. If the Company shall, at any time while this Warrant remains outstanding and unexercised, in whole or in part, effect stock splits and the like, then the Warrant Price and the number of shares issuable under this Warrant shall be equitably adjusted. This adjustment shall be effective on the effective date of the division or combination of shares.

4.	[CASHLESS EXERCISE

In lieu of exercising this Warrant for the Aggregate Warrant Price pursuant to Section 1, the Holder may exercise this Warrant by presentation and surrender of this Warrant to the Company at its principal executive offices with a Cashless Exercise Form in the form attached hereto as Exhibit B duly executed and indicating the number of Shares to be surrendered (a “Cashless Exercise”). In the event of a Cashless Exercise, the Holder shall exchange its warrant for that number of shares of Common Stock determined by multiplying the number of Shares by a fraction, the numerator of which shall be the amount by which the then current market price per share of Common Stock exceeds the then applicable Warrant Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 4, the then current market price per share of Common Stock at any date shall be deemed to be the fair market value of the shares of Common Stock on such date as determined in good faith by the Board of Directors of the Company.]

5.	FRACTIONAL SHARES

No fractional share of Common Stock will be issued in connection with any exercise hereof, but in lieu of a fractional share upon complete exercise hereof, the Holder may purchase a whole share at the then effective Common Stock price.

6.	MATERIAL EVENTS

(a) If this Warrant is not exercised on or prior to to the first anniversary of the closing date of that certain Secured Convertible Debenture issued by OnPoint Medical Diagnostics, Inc.,  (a) all rights to which the Holder is entitled under this Warrant shall immediately terminate, (b) this Warrant shall be void and of no further force and effect, and (c) the Company shall have no further obligations to the Holder under this Warrant.

(b) If this Warrant is not exercised on or prior to the closing date of a Public Offering (as defined below), then automatically upon consummation of such Public Offering: (a) all rights to which the Holder is entitled under this Warrant shall immediately terminate, (b) this Warrant shall be void and of no further force and effect, and (c) the Company shall have no further obligations to the Holder under this Warrant. The Company will notify the Holder of any proposed Public Offering at least fifteen (15) days prior to the expected closing of the Public Offering. As used herein, “Public Offering” means the sale of shares of Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended.

7.	SHAREHOLDER RIGHTS

The Holder shall not, solely by virtue hereof, be entitled to any rights of a shareholder of the Company. The Holder shall have all rights of a shareholder with respect to securities purchased upon exercise hereof at the time the Aggregate Warrant Price for such securities is delivered pursuant to Section 1 hereof and this Warrant is surrendered.

8.	TRANSFER

Neither this Warrant nor any rights hereunder may be assigned, conveyed or otherwise transferred without the prior written consent of the Company.

9.	GOVERNING LAW

This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflicts of law principles of that State or any other state.

10.	BINDING UPON SUCCESSORS AND ASSIGNS

Subject to, and unless otherwise provided in, this Warrant, each and all of the covenants, terms, provisions, and agreements contained herein shall be binding upon, and inure to the benefit of the permitted successors, executors, heirs, representatives, administrators and assigns of the parties hereto. The term “Holder” as used herein shall include, in addition to the initial Holder, any successors, endorsees, or other permitted assignees of such Holder and shall also include any other holder of this Warrant.

11.	SEVERABILITY

If any provision of this Warrant, or the application hereof, shall for any reason and to any extent, be invalid or unenforceable, the remainder of this Warrant and application of such provisions to other persons or circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provisions of this Warrant with valid or enforceable provisions which will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provisions.

12.	AMENDMENT

This Warrant may be amended or modified with the written consent of the Company and the Holder of this Warrant.

13.	NO WAIVER

The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

14.	NOTICES

Any and all notices, requests, consents, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed effectively delivered (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day priority delivery, with written verification of delivery, or (d) upon delivery by facsimile, with confirmation of delivery. All communications shall be sent to the respective parties as set forth below:
If to the Company, to:

OnPoint Medical Diagnostics, Inc.,
221 First Avenue SW, Suite 300
Rochester, MN 55902
Facsimile: (   ) ________

If to the Holder, to the address and facsimile number set forth in the Subscription Agreement pursuant to which this Warrant was issued, or as otherwise reflected in the Company’s records.

15.	NO ENDORSEMENT

The Holder understands that no federal or state securities administrator has made any finding or determination relating to the fairness of investment in the Company or purchase of the Common Stock hereunder and that no federal or state securities administrator has recommended or endorsed the offering of securities by the Company hereunder.

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IN WITNESS WHEREOF, OnPoint Medical Diagnostics, Inc. has caused this Warrant to be signed by its duly authorized officer as of the date first set forth above.

ONPOINT MEDICAL DIAGNOSTICS, INC.

By:	______________________________
Name:
Title:

FORM OF WARRANT EXERCISE
(To be signed only on exercise of Warrant)

TO ____________________

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ________ shares of Common Stock of OnPoint Medical Diagnostics, Inc., a Minnesota C corporation, and herewith makes payment of $ _________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to __________________, whose address is _________________________.

Dated:	_______________________________________
(Signature must conform to name of holder as
specified on the face of the Warrant)

_______________________________________
(Address)

Tax Identification Number: ________________

[EXHIBIT B

CASHLESS WARRANT EXERCISE FORM
(To be signed only on exercise of Warrant)

The undersigned hereby irrevocably elects to exercise its Cashless Warrant Exercise rights, pursuant to Section 1 of the Warrant, with respect to shares of Common Stock of OnPoint Medical Diagnostics, Inc., a Minnesota C corporation, and requests that the certificates for such shares be issued in the name of, and delivered to whose address is ___________________________.
And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable rounded up to the next higher number of shares.

Dated:	_______________________________________
(Signature must conform to name of holder as
specified on the face of the Warrant)

_______________________________________
(Address)

Tax Identification Number: ______________]